Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Royale Energy Holdings, Inc. of our report dated June 29, 2016 relating to the financial statements of Matrix Oil Management Corporation and its affiliates, which appear in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
February 13, 2017